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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITOR




We have issued our report dated February 18, 1999, accompanying the financial statements of First Capital Bank Holding Corporation contained in the Form SB-2 Registration Statement and Prospectus, as amended. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."




Atlanta, Georgia                          /s/ PORTER KEADLE MOORE, LLP
March 2, 1999